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                                                                    Exhibit 5(k)

                                  ARMADA FUNDS

                              SMALL CAP GROWTH FUND

                       WELLINGTON MANAGEMENT COMPANY, LLP

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made as of July 31, 1997 between NATIONAL CITY BANK (the "Adviser"), and WELLINGTON MANAGEMENT COMPANY, LLP (the "Sub-Adviser").

         WHEREAS, ARMADA FUNDS, a Massachusetts business trust (the "Trust"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, pursuant to an Advisory Agreement dated July 31, 1997 (the "Advisory Agreement") by and between the Trust and the Adviser, the Trust has appointed the Adviser to furnish the investment advisory and other services to the Trust for its Small Cap Growth Fund and the Adviser has agreed thereto; and

         WHEREAS, the Advisory Agreement authorizes the Adviser to subcontract investment advisory services with respect to the Funds to the Sub-Adviser; and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the Trust with respect to the Small Cap Growth Fund (the "Fund") and the Sub-Adviser is willing to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT AND DELIVERY OF DOCUMENTS.

                  (a) Intending to be legally bound, the Adviser, with the approval of the Trust, hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                  (b) The Sub-Adviser acknowledges that it has received copies of the Trust's most recent prospectuses and



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                           statements of additional information with respect
                           to the Fund.

         2. SERVICES OF SUB-ADVISER. The Sub-Adviser agrees that with respect to each Fund it shall:

                  (a) Subject to the supervision of the Trust's Board of Trustees, assist the Adviser in providing a continuous investment program for each such Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Sub-Adviser will assist the Adviser in determining from time to time what securities and other investments will be purchased, retained or sold by such Fund. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the Fund's investment objective, policies, and restrictions as stated in the Trust's respective Prospectuses and Statements of Additional Information for the Fund and resolutions of the Trust's Board of Trustees;

                  (b) Transmit trades to the Trust's custodian for proper settlement;

                  (c) Prepare a quarterly broker security transaction summary and monthly security transaction listing for the Fund;

                  (d) Maintain all books and records with respect to the Fund's securities transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act; and

                  (e) Supply the Trust and its Board of Trustees with reports and statistical data as reasonably requested.

         3.       OTHER COVENANTS.  The Sub-Adviser agrees that it:

                  (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                  (b) will use the same skill and care in providing such services as it uses in providing services to similar fiduciary accounts for which it has

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                           investment responsibilities;

                  (c) will not make loans to any person to purchase or carry shares in the Fund or make interest-bearing loans to the Trust or the Fund;

                  (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of any affiliated person of the Adviser. In making investment recommendations for the Fund, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for such Fund's account are customers of the commercial department of any affiliated person of the Adviser;

                  (e) in connection with its duties under paragraph 2 of this Agreement, will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) with respect to any Fund and/or other accounts over which the Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith

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                           that such commission was reasonable in relation to
                           the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund and to the Trust. Notwithstanding the foregoing, no prior approval by the Board shall be required so long as the broker or dealer selected by the Sub-Adviser provides best price and execution on a particular transaction. In no instance will Fund securities be purchased from or sold to the Adviser, any Sub-Adviser, SEI Investments Distribution Co. ("SEI") (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or SEI (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Sub-Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients; and

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal intent proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust).

         4. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to

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         others so long as its services under this Agreement are not impaired thereby. The Adviser acknowledges that the Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the time or nature of action taken, with respect to the Fund.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's written request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by it pursuant to paragraph 2(d) of this Agreement.

         6. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction costs, if any) purchased or sold for any Fund.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, based upon the following annual rates and calculated based upon the average daily net assets of the Fund:

               Assets                                   Annual Fee
               ------                                   ----------
         On First $25 million                             .75%
         On Next $25 million                              .65%
         On Next $50 million                              .55%
         Over $100 million                                .45%

         8. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

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         9.       DURATION AND TERMINATION. This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until September 30, 1998. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Adviser or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Advisory Agreement with respect to a particular Fund for any reason (whether by the Trust, by the Adviser or by operation of law) this Agreement shall terminate with respect to the same Fund upon the effective date of such termination of the Advisory Agreement. This Agreement will immediately terminate in the event of its assignment.
         (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

         11. MISCELLANEOUS. The Sub-Adviser expressly agrees that notwithstanding the termination of or failure to continue this Agreement with respect to a particular Fund, Sub-Adviser shall continue to be legally bound to provide the services required herein for any other Funds to which it is Sub-Adviser pursuant to this Agreement for the period and on the terms set forth in this Agreement.

                  During the term of this Agreement, the Adviser agrees

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         to furnish the Sub-Adviser at its principal office all Prospectus, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Adviser, broker-dealers or the public that refer to the Sub-Adviser. Sub-Adviser shall consent to such materials unless it reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of the materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser.

                  The captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

         12. NAMES. The names "ARMADA FUNDS" and "Trustees of ARMADA FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "ARMADA FUNDS" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    WELLINGTON MANAGEMENT COMPANY, LLP

                                    BY: _____________________________________

                                    TITLE: __________________________________


                                    NATIONAL CITY BANK


                                    BY: _____________________________________

                                    TITLE: __________________________________


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